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Exhibit 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated April 13, 2000, relating to the consolidated financial statements, and our report dated April 13, 2000 relating to the financial statement schedules, which appear in I-Link Incorporated's Annual Report on Form 10-K for the year ended December 31, 1999. We also consent to the reference to us under the caption "EXPERTS" in such Registration Statement.

PRICEWATERHOUSECOOPERS LLP

Salt Lake City, Utah

July 19, 2000